Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-152120 and 333-103278 on Form S-8 of Mission Community Bancorp of our report dated March 31, 2011, except for Notes L, 0 and S as to which the date is March 29, 2012, relating to our audit of the 2010 consolidated financial statements which appears in this Annual Report on Form 10-K of Mission Community Bancorp for the year ended December 31,2011.

/s/ Perry-Smith LLP

Sacramento, California
March 29, 2012